UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 7, 2020

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On January 7, 2020, the Board of Directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company”) appointed Robert J. Cobuzzi, Ph.D. as director of the Company. Upon Dr. Cobuzzi’s appointment as a director of the Company, the size of the Board was expanded from five to six members. Dr. Cobuzzi does not currently serve on any committees of the Company.

Dr. Cobuzzi, age 55, currently serves as Advisor of the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer with approximately $3 billion in revenue and 5,000 employees as of December 31, 2018, most recently serving as President of Endo Ventures Ltd. Dr. Cobuzzi currently serves as Chairman of the Business Development Board of Sunstone Life Science Ventures, an early-stage, European focused investor in human therapeutics. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

In connection with his appointment to the Board, on January 7, 2020 Dr. Cobuzzi was granted stock options to purchase 118,600 shares of the Company’s common stock with an exercise price of $0.42 per share (the “Option Grant”). Dr. Cobuzzi was also granted, on January 7, 2020, restricted stock units representing 98,100 shares of the Company’s common stock (the “RSU Grant”). The Option Grant will vest in 18 equal monthly installments on the last calendar day of the next 18 months and the RSU Grant will vest in six (6) equal quarterly installments on the last calendar day of each quarter over the 18 month period beginning on July 1, 2021. In addition to the Option Grant and the RSU Grant, Dr. Cobuzzi will also receive an annual retainer and other compensation payable to the Company’s non-employee directors as described in the Company’s filings with the Securities and Exchange Commission.

There are no arrangements or understandings between Dr. Cobuzzi and any other persons pursuant to which Dr. Cobuzzi was selected as a director of the Company. There are also no family relationships between Dr. Cobuzzi and any director or executive officer of the Company.

Additional information regarding Dr. Cobuzzi’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

99.1 Press Release, dated as of January 10, 2020, announcing the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2020	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer